Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc. Reports Fiscal 2025 Second Quarter Results

VONORE, Tenn. – February 6, 2025 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced financial results for its fiscal 2025 second quarter ended December 29, 2024.

The overview, commentary, and results provided herein relate to our continuing operations, which exclude our former Aviara segment.

Overview:

▪
Net sales for the second quarter were $63.4 million, down $26.4 million, or 29.4%, from the comparable prior-year period
▪
Planned decrease in production contributed to significantly lower dealer inventory levels compared to the prior-year
▪
Income from continuing operations was $0.4 million, or $0.03 per diluted share
▪
Adjusted Net Income, a non-GAAP measure, was $1.7 million, or $0.10 per diluted share
▪
Adjusted EBITDA, a non-GAAP measure, was $3.5 million, down $9.4 million from the comparable prior-year period
▪
All debt amounts have been repaid, leaving $62.9 million of cash and investments, with $100 million of availability on the revolving credit facility
▪
The dispositions of the Aviara brand and facility assets have been completed

Brad Nelson, Chief Executive Officer, commented, “Our business executed well during our fiscal second quarter by delivering results above expectations despite macroeconomic and retail environment headwinds. Early boat show season results have been encouraging, especially with strong demand for our new ultra-premium XStar lineup which has provided positive momentum as we near the summer selling season.”

Nelson continued, “We maintain a disciplined approach to capital allocation. During the quarter, we generated $13.9 million of cash flow from continuing operations despite low cycle production volumes. Our strong balance sheet provides us with the financial flexibility to pursue our strategic growth initiatives while we continue to return capital to shareholders through our share repurchase program.”

Second Quarter Results

For the second quarter of fiscal 2025, MasterCraft Boat Holdings, Inc. reported consolidated net sales of $63.4 million, down $26.4 million from the second quarter of fiscal 2024. The decrease in net sales was primarily due to planned lower unit volumes, leading to lower dealer inventory levels, and unfavorable model mix.

Gross margin percentage declined 610 basis points during the second quarter of fiscal 2025, compared to the prior-year period. Lower margins were the result of unfavorable model mix and lower cost absorption due to the decreased production volume.

Income from continuing operations was $0.4 million for the second quarter of fiscal 2025, compared to $8.7 million in the prior-year period. Diluted income from continuing operations per share was $0.03, compared to $0.51 for the second quarter of fiscal 2024.

Adjusted Net income was $1.7 million for the second quarter of fiscal 2025, or $0.10 per diluted share, compared to $9.5 million, or $0.55 per diluted share, in the prior-year period.

Adjusted EBITDA was $3.5 million for the second quarter of fiscal 2025, compared to $12.9 million in the prior-year period. Adjusted EBITDA margin was 5.6% for the second quarter, down from 14.4% for the prior-year period.

See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Net Income per share, which we refer to collectively as the “Non-GAAP Measures”, to the most directly comparable financial measures presented in accordance with GAAP.

Outlook

Concluded Nelson, “We are narrowing our full year guidance as a result of our second quarter outperformance and added confidence in our production plans from the encouraging XStar launch. We are planning for a range of industry and macroeconomic scenarios while implications of trade uncertainties on the broader economy remains largely unknown. With a strong balance sheet and cash flow generation, we maintain the financial flexibility to pursue our key growth initiatives while we continue to repurchase shares. As we move beyond inventory rebalancing, we are highly focused on positioning the business to capitalize on the upcoming market recovery.”

The Company’s outlook is as follows:

•
For full year fiscal 2025, we now expect consolidated net sales to be between $275 million and $295 million, with Adjusted EBITDA between $19 million and $24 million, and Adjusted Earnings per share between $0.64 and $0.86. We continue to expect capital expenditures to be approximately $12 million for the year.
•
For fiscal third quarter 2025, consolidated net sales are expected to be approximately $75 million, with Adjusted EBITDA of approximately $5 million, and Adjusted Earnings per share of approximately $0.17.

Conference Call and Webcast Information

MasterCraft Boat Holdings, Inc. will host a live conference call and webcast to discuss fiscal second quarter 2025 results today, February 6, 2025, at 8:30 a.m. EST. Participants may access the conference call live via webcast on the investor section of the Company’s website, Investors.MasterCraft.com, by clicking on the webcast icon. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's website.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Balise. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the resilience of our business model, our intention to drive value and accelerate growth, the sale of our Merritt Island facility, and our financial outlook.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: changes in interest rates, general economic conditions, changes in trade priorities, policies and regulations (particularly as a result of the 2024 U.S. election), including the potential for increases or changes in duties, current and potentially new tariffs and quotas, demand for our products, persistent inflationary pressures, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, our ability to cooperate with our strategic partners, elevated inventories resulting in increased costs for dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, the success of our strategic divestments, geopolitical conflicts, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise.

Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures in this release. Reconciliations of the Non-GAAP measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables immediately following the consolidated statements of operations. The Non-GAAP Measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Results of Operations for the Three and Six Months Ended December 29, 2024

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 29,	December 31,	December 29,	December 31,
	2024	2023	2024	2023

Net sales	$63,368	$89,750	$128,727	$184,055
Cost of sales	52,476	68,812	106,037	140,642
Gross profit	10,892	20,938	22,690	43,413
Operating expenses:
Selling and marketing	2,824	2,500	5,698	5,584
General and administrative	7,432	7,225	14,902	15,601
Amortization of other intangible assets	450	450	900	912
Total operating expenses	10,706	10,175	21,500	22,097
Operating income	186	10,763	1,190	21,316
Other income (expense):
Interest expense	(182)	(854)	(1,169)	(1,732)
Interest income	697	1,415	1,889	2,766
Income before income tax expense	701	11,324	1,910	22,350
Income tax expense	275	2,644	468	5,139
Income from continuing operations	426	8,680	1,442	17,211
Income (loss) from discontinued operations, net of tax	2,322	(2,794)	(3,839)	(5,130)
Net income (loss)	$2,748	$5,886	$(2,397)	$12,081

Income (loss) per share
Basic
Continuing operations	$0.03	$0.51	$0.09	$1.01
Discontinued operations	0.14	(0.16)	(0.24)	(0.30)
Net income (loss)	$0.17	$0.35	$(0.15)	$0.71

Diluted
Continuing operations	$0.03	$0.51	$0.09	$1.00
Discontinued operations	0.14	(0.17)	(0.24)	(0.30)
Net income (loss)	$0.17	$0.34	$(0.15)	$0.70

Weighted average shares used for computation of:
Basic earnings per share	16,454,776	17,010,116	16,499,858	17,083,204
Diluted earnings per share	16,543,502	17,091,633	16,499,858	17,158,124

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	December 29,	June 30,
	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,314	$7,394
Short-term investments	28,548	78,846
Accounts receivable, net of allowances of $150 and $101, respectively	5,290	11,455
Income tax receivable	2,035	499
Inventories, net	36,988	36,972
Prepaid expenses and other current assets	4,554	8,686
Current assets associated with discontinued operations	—	11,222
Total current assets	111,729	155,074
Property, plant and equipment, net	52,841	52,314
Goodwill	28,493	28,493
Other intangible assets, net	32,750	33,650
Deferred income taxes	17,265	18,584
Other long-term assets	7,037	8,189
Non-current assets associated with discontinued operations	—	21,680
Total assets	$250,115	$317,984
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,443	$10,431
Accrued expenses and other current liabilities	52,176	55,068
Current portion of long-term debt, net of unamortized debt issuance costs	—	4,374
Current liabilities associated with discontinued operations	—	8,063
Total current liabilities	60,619	77,936
Long-term debt, net of unamortized debt issuance costs	—	44,887
Unrecognized tax positions	8,625	8,549
Other long-term liabilities	2,365	2,551
Long-term liabilities associated with discontinued operations	—	182
Total liabilities	71,609	134,105
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 16,773,544 shares at December 29, 2024 and 16,759,109 shares at June 30, 2024	167	167
Additional paid-in capital	56,916	59,892
Retained earnings	121,223	123,620
MasterCraft Boat Holdings, Inc. equity	178,306	183,679
Noncontrolling interest	200	200
Total equity	178,506	183,879
Total liabilities and equity	$250,115	$317,984

Supplemental Operating Data

The following table presents certain supplemental operating data for the periods indicated:

	Three Months Ended			Six Months Ended
	December 29,	December 31,		December 29,	December 31,
	2024	2023	Change	2024	2023	Change
	(Dollars in thousands)
Unit sales volume:
MasterCraft	400	491	(18.5)%	774	985	(21.4)%
Pontoon	153	365	(58.1)%	330	727	(54.6)%
Consolidated	553	856	(35.4)%	1,104	1,712	(35.5)%
Net sales:
MasterCraft	$55,097	$72,699	(24.2)%	$110,630	$148,535	(25.5)%
Pontoon	8,271	17,051	(51.5)%	18,097	35,520	(49.1)%
Consolidated	$63,368	$89,750	(29.4)%	$128,727	$184,055	(30.1)%
Net sales per unit:
MasterCraft	$138	$148	(6.8)%	$143	$151	(5.3)%
Pontoon	54	47	14.9%	55	49	12.2%
Consolidated	115	105	9.5%	117	108	8.3%
Gross margin	17.2%	23.3%	(610) bps	17.6%	23.6%	(600) bps

Non-GAAP Measures

EBITDA, Adjusted EBITDA, EBITDA margin, and Adjusted EBITDA margin

We define EBITDA as income from continuing operations, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations. For the periods presented herein, the adjustments include share-based compensation, and CEO transition and organizational realignment costs. We define EBITDA margin and Adjusted EBITDA margin as EBITDA and Adjusted EBITDA, respectively, each expressed as a percentage of Net sales.

Adjusted Net Income and Adjusted Net Income per share

We define Adjusted Net Income and Adjusted Net Income per share as income from continuing operations, adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. For the periods presented herein, these adjustments include other intangible asset amortization, share-based compensation, and CEO transition and organizational realignment costs.

The Non-GAAP Measures are not measures of net income or operating income as determined under GAAP. The Non-GAAP Measures are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income, net income per share, or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow. We believe that the inclusion of the Non-GAAP Measures is appropriate to provide additional information to investors because securities analysts and investors use the Non-GAAP Measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted Net Income and Adjusted Net Income

per share to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than does GAAP measures alone. We believe Adjusted Net Income and Adjusted Net Income per share assists our board of directors, management, investors, and other users of the financial statements in comparing our net income on a consistent basis from period to period because it removes certain non-cash items and other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. The Non-GAAP Measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and the Non-GAAP Measures do not reflect any cash requirements for such replacements;
•
The Non-GAAP Measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•
The Non-GAAP Measures do not reflect changes in, or cash requirements for, our working capital needs;
•
Certain Non-GAAP Measures do not reflect our tax expense or any cash requirements to pay income taxes;
•
Certain Non-GAAP Measures do not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•
The Non-GAAP Measures do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our core and/or ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies, including companies in our industry.

We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

The following table presents a reconciliation of income from continuing operations as determined in accordance with GAAP to EBITDA and Adjusted EBITDA, and income from continuing operations margin to EBITDA margin and Adjusted EBITDA margin (each expressed as a percentage of net sales) for the periods indicated:

(Dollars in thousands)	Three Months Ended				Six Months Ended
	December 29,	% of Net	December 31,	% of Net	December 29,	% of Net	December 31,	% of Net
	2024	sales	2023	sales	2024	sales	2023	sales
Income from continuing operations	$426	0.7%	$8,680	9.7%	$1,442	1.1%	$17,211	9.4%
Income tax expense	275		2,644		468		5,139
Interest expense	182		854		1,169		1,732
Interest income	(697)		(1,415)		(1,889)		(2,766)
Depreciation and amortization	2,382		2,098		4,456		4,207
EBITDA	2,568	4.1%	12,861	14.3%	5,646	4.4%	25,523	13.9%
Share-based compensation	844		63		1,274		973
CEO transition and organizational realignment costs(a)	114		—		448		436
Adjusted EBITDA	$3,526	5.6%	$12,924	14.4%	$7,368	5.7%	$26,932	14.6%

The following table sets forth a reconciliation of income from continuing operations as determined in accordance with GAAP to Adjusted Net Income for the periods indicated:

(Dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
	December 29,	December 31,	December 29,	December 31,
	2024	2023	2024	2023
Income from continuing operations	$426	$8,680	$1,442	$17,211
Income tax expense	275	2,644	468	5,139
Amortization of acquisition intangibles	450	450	900	912
Share-based compensation	844	63	1,274	973
CEO transition and organizational realignment costs(a)	114	—	448	436
Adjusted Net Income before income taxes	2,109	11,837	4,532	24,671
Adjusted income tax expense(b)	422	2,368	906	4,934
Adjusted Net Income	$1,687	$9,469	$3,626	$19,737

Adjusted net income per common share
Basic	$0.10	$0.56	$0.22	$1.16
Diluted	$0.10	$0.55	$0.22	$1.15
Weighted average shares used for the computation of (c):
Basic Adjusted net income per share	16,454,776	17,010,116	16,499,858	17,083,204
Diluted Adjusted net income per share	16,543,502	17,091,633	16,499,858	17,158,124

The following table presents the reconciliation of income from continuing operations per diluted share to Adjusted Net Income per diluted share for the periods indicated:

	Three Months Ended		Six Months Ended
	December 29,	December 31,	December 29,	December 31,
	2024	2023	2024	2023
Income from continuing operations per diluted share	$0.03	$0.51	$0.09	$1.00
Impact of adjustments:
Income tax expense	0.02	0.16	0.03	0.30
Amortization of acquisition intangibles	0.03	0.03	0.06	0.05
Share-based compensation	0.05	—	0.08	0.06
CEO transition and organizational realignment costs(a)	—	—	0.03	0.03
Adjusted Net Income per diluted share before income taxes	0.13	0.70	0.29	1.44
Impact of adjusted income tax expense on net income per diluted share before income taxes(b)	(0.03)	(0.15)	(0.07)	(0.29)
Adjusted Net Income per diluted share	$0.10	$0.55	$0.22	$1.15

(a)
Represents amounts paid for legal fees and recruiting costs associated with the CEO transition, as well as non-recurring severance costs incurred as part of the Company's strategic organizational realignment undertaken in connection with the transition.
(b)
For fiscal 2025 and 2024, income tax expense reflects an income tax rate of 20.0% for each period presented.
(c)
Represents the Weighted Average Shares used for the computation of Basic and Diluted earnings per share as presented on the Consolidated Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

Investor Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com

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